Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of July 25, 2012, between Synta Pharmaceuticals Corp., a Delaware corporation (the “Company”), and [                              ] (the “Purchaser”).

WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Purchaser pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, upon the execution and delivery of this Agreement, the Company and the Purchaser agree as follows:

1.             Subscription.  The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase [                          ] shares of Common Stock (the “Shares”) at a per share purchase price of $6.49, which amount is equal to the consolidated closing bid price of the Common Stock as reported by The NASDAQ Stock Market LLC (“NASDAQ”) on July 25, 2012, for an aggregate purchase of $[                        ] (the “Purchase Price”), and the Company, intending to be legally bound, hereby agrees to issue and sell the Shares to the Purchaser.

2.             Registration of Shares.  The offering and sale of the Shares (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-152833) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein (the “Base Prospectus”), which relates, among other things, to the Shares and the sale thereof from time to time in accordance with Rule 415 under the Securities Act, and (b) a prospectus supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Purchaser (or made available to the Purchaser by the filing by the Company of an electronic version thereof with the Commission) no later than the second business day following the date of this Agreement.

3.             Purchase and Sale of Shares.  The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Shares at a closing to take place at the offices of the Company, or such other place as the Purchaser and the Company shall mutually agree, including by way of the exchange of facsimile or “pdf” copies of signatures with originally executed copies of the Agreement to follow by overnight courier (the “Closing”), no later than July 27, 2012 or such other date as the Purchaser and the Company shall mutually agree (the “Closing Date”).  At the Closing, the Company shall deliver instructions to the Company’s transfer agent to issue the Shares as of the Closing Date and deliver to the Purchaser a certificate evidencing the Shares against delivery of the Purchase Price, which shall be paid by the Purchaser at the Closing by wire transfer of immediately available funds to the account set forth on Schedule I hereto.

4.             Legends.  Any certificates evidencing the Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE OWNED BY A PERSON OR PERSONS WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

5.             Closing Conditions.

(a)           The obligations of the Company hereunder are subject to the following conditions being met:

(i)            the accuracy in all material respects as of the date hereof of the representations and warranties by the Purchaser contained herein; and

(ii)           the delivery by the Purchaser of the Purchase Price to the Company for the Shares as set forth herein on the Closing Date.

(b)           The obligations of the Purchaser hereunder are subject to the following conditions being met:

(i)            the accuracy in all material respects as of the date hereof of the representations and warranties by the Company contained herein; and

(ii)           the delivery by the Company, or through the Company’s transfer agent, on the Closing Date of evidence satisfactory to the Purchaser confirming that the Shares have been issued in the name of the Purchaser as of the Closing Date.

6.             Representations and Warranties of the Company.  As of the date hereof, the Company hereby represents and warrants to the Purchaser that:

(a)           Organization.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           Authority and Validity.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)           Valid Issuance of Common Stock.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(d)           Registration Statement.  The Registration Statement is in full force and effect and no cease and desist order or other suspension of the Registration Statement exists, has been imposed or, to the knowledge of the Company is threatened by the Commission.

(e)           No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (i) violate, conflict with or result in the breach of any provision of the Company’s Restated Certificate of Incorporation or Restated Bylaws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(f)            Governmental/Regulatory Consents and Approvals.  Except for filings under federal securities laws and, if required, The NASDAQ Marketplace Rules, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby do not and will not, require any permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign government or regulatory authority, which has not already been obtained, effected or provided.

7.             Representations and Warranties of the Purchaser.  As of the date hereof, the Purchaser hereby represents and warrants to the Company that:

(a)           The Purchaser has received (or otherwise had made available to him by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus which is a part of the Registration Statement, and the documents incorporated by reference therein (collectively, the “Disclosure Package”), prior to or in connection with the execution of this Agreement.

(b)           The Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies and has reviewed such information and made such inquiries regarding the Company and the purchase of the Shares as he has deemed appropriate and (b) in connection with his decision to purchase the Shares, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

(c)           The Purchaser understands that nothing in this Agreement, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors and made such investigations as he, it his sole discretion, has deemed necessary or appropriate in connection with his purchase of the Shares.

(d)           No person or entity acting on behalf of, or under the authority of, the Purchaser is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by the Company.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

9.             Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Purchaser with respect to the matters covered hereby and supersedes all prior agreements and understanding with respect to such matters between the Company and the Purchaser.

10.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.           Counterparts; Facsimile or “pdf” Copies.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.  Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the day and year first above written.

SYNTA PHARMACEUTICALS CORP.

By:
Name:
Title:

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